Exhibit 21.1

COMFORT SYSTEMS USA, INC. — SUBSIDIARIES
No.	ENTITY NAME	STATE OF ORGANIZATION
1	ACI Mechanical, Inc.	Delaware
2	ARC Comfort Systems USA, Inc.	Delaware
3	Accurate Air Systems, L.P.	Texas
4	Accu-Temp GP, Inc.	Delaware
5	Accu-Temp LP, Inc.	Delaware
6	AirTemp, Inc.	Delaware
7	Atlas-Accurate Holdings, L.L.C.	Delaware
8	Atlas Comfort Systems USA, L.P.	Texas
9	Batchelor’s Mechanical Contractors, Inc.	Alabama
10	BCM Controls Corporation	Massachusetts
11	California Comfort Systems USA, Inc.	California
12	Climate Control, Inc.	Delaware
13	Comfort Systems USA (Arkansas), Inc.	Delaware
14	Comfort Systems USA (Atlanta), Inc.	Georgia
15	Comfort Systems USA (Baltimore), Inc.	Delaware
16	Comfort Systems USA (Bristol), Inc.	Delaware
17	Comfort Systems USA (Carolinas), Inc.	Delaware
18	Comfort Systems USA (Florida), Inc.	Florida
19	Comfort Systems USA (Hartford), Inc.	Delaware
20	Comfort Systems USA (Intermountain), Inc.	Utah
21	Comfort Systems USA National Accounts LLC	Indiana
22	Comfort Systems USA (Ohio), Inc.	Ohio
23	Comfort Systems USA (Pasadena), L.P.	Texas
24	Comfort Systems USA (Southeast), Inc.	Delaware
25	Comfort Systems USA (Syracuse), Inc.	New York
26	Comfort Systems USA (Texas), L.P.	Texas
27	Comfort Systems USA G.P., Inc.	Delaware
28	Comfort Systems USA (Twin Cities), Inc.	Minnesota
29	Comfort Systems USA (Western Michigan), Inc.	Michigan
30	CS53 Acquisition Corp.	Delaware
31	Design Mechanical, Incorporated	Delaware
32	Eastern Heating & Cooling, Inc.	New York
33	Eastern Refrigeration Co., Inc.	New York
34	Granite State Holdings Company, Inc.	Delaware
35	Granite State Plumbing & Heating LLC	Delaware
36	H&M Mechanical, Inc.	Delaware
37	Helm Corporation	Colorado
38	Hess Mechanical Corporation	Delaware
39	Hudson River Heating and Cooling, Inc.	Delaware
40	H-VAC, Supply, L.L.C.	Puerto Rico
41	Hydro-Kool, L.L.C.	Delaware
42	J&J Mechanical, Inc.	Kentucky
43	James Air Conditioning Enterprise Inc.	Puerto Rico
44	Martin Heating, Inc.	Wyoming
45	Mechanical Technical Services, L.P.	Texas
46	MJ Mechanical Services, Inc.	Delaware
47	North American Mechanical, Inc.	Delaware
48	Quality Air Heating and Cooling, Inc.	Michigan

COMFORT SYSTEMS USA, INC. — SUBSIDIARIES
No.	ENTITY NAME	STATE OF ORGANIZATION
49	Quality Professional Employer Organization LLC	Delaware
50	S.I. Goldman Company, Inc.	Delaware
51	S.M. Lawrence Company, Inc.	Tennessee
52	SA Associates, Inc.	Utah
53	Salmon & Alder, LLC	Utah
54	Seasonair, Inc.	Maryland
55	Sheren Plumbing & Heating, Inc.	Delaware
56	Temp-Right Service, Inc.	Delaware
57	The Capital Refrigeration Company	Delaware
58	Tri-City Mechanical, Inc.	Arizona
59	Western Building Services, Inc.	Colorado